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                                                                    EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471



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FOR IMMEDIATE RELEASE               CONTACT:    DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                (631) 844-1258
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               NORTH FORK TO PRESENT AT RYAN, BECK & CO. FINANCIAL
                        INSTITUTIONS INVESTOR CONFERENCE

            MELVILLE, N.Y. - JANUARY 25, 2005 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Smith Barney Citigroup Financial Services Conference in New York City on WEDNESDAY, JANUARY 26 at 9:00 A.M. (ET).

      Smith Barney has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on SMITH BARNEY CITIGROUP CONFERENCE - JANUARY 26, 2005. A printable version of the presentation slideshow will also be available on the North Fork website.


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